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                                                                    EXHIBIT 23.1



                              CHARLES R. EISENSTEIN
                           CERTIFIED PUBLIC ACCOUNTANT
                               4750 BEDFORD AVENUE
                               BROOKLYN, NY 11235
                                 (718) 891-7082


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Shareholdors of
Ramoil Management, Ltd.

We consent to the incorporation in this Form 10-KSB Report of our report dated April 10, 2000, on the Financial Statements of Ramoil Management, Ltd., and to the reference to our firm under the caption "Shareholder Information" as experts.


New York, New York
April 10, 2000

Charles R. Eisenstein
Certified Public Accountant